UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

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☐	Soliciting Material Pursuant to §240.14a-12

LUBY’S, INC.

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LUBY’S INC. RETAINS JLL TO ASSIST IN THE ORDERLY SALE OF ITS REAL ESTATE HOLDINGS

Key Component of the Company’s Objective to Maximize Stockholder Value

HOUSTON, November 10, 2020 – Luby’s. Inc. (“Luby’s” or the “Company”) (NYSE: LUB), announced that, at the initiation of the Special Committee of the Board of Directors, the Company has retained JLL (NYSE: JLL) to assist it in the orderly sale of the Company’s real estate holdings as part of its previously announced sale of operating divisions and assets, including real estate assets. The Company currently operates 60 Luby’s Cafeteria restaurants and 24 Fuddruckers restaurants.

The Company has proposed a plan of liquidation and dissolution (the “Plan”) to maximize stockholder value. Under the Plan, the sale of the Company’s assets would be followed by payment of liabilities and subsequent distribution of net proceeds to the Company’s stockholders. Afterwards, the Plan calls for the Company to be dissolved.

The Company previously filed with the SEC a proxy statement regarding, among other things, the Company seeking approval of the Plan by stockholders. The Company has scheduled a stockholders meeting to approve the Plan on November 17, 2020.

The Special Committee noted that the hiring of JLL to assist the Company in marketing and selling its real estate holdings is the next logical step in executing the Plan and to help facilitate obtaining the highest values on the best terms for the real estate holdings of the Company, all in an effort to maximize stockholder value.

Important Additional Information filed with the SEC

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and a supplement thereto (together, the “Definitive Proxy Statement”) and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN. Stockholders may obtain a free copy of the Definitive Proxy Statement and the other relevant materials, and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. A free copy of the Definitive Proxy Statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 or at http://www.lubysinc.com/investors/filings. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan.

Participants in the Solicitation

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders. Information about the participants and any interests they have in the Plan are set forth in the Definitive Proxy Statement. Additional information regarding these individuals may be found in the Company’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on December 30, 2019. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Luby’s, Inc., Investor Relations, 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 or at http://www.lubysinc.com/investors/filings.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates two core restaurant brands: Luby’s Cafeterias and Fuddruckers. Luby's is also the franchisor for the Fuddruckers restaurant brand. In addition, through its Luby's Culinary Contract Services business segment, Luby's provides food service management to sites consisting of healthcare, corporate dining locations, sports stadiums, and sales through retail grocery stores.

About JLL

JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion in 2019, operations in over 80 countries and a global workforce of over 92,000 as of September 30, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding sales of assets, effects of the Plan, expected proceeds from the sale of assets, and expected proceeds to be distributed to stockholders.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the effects of the COVID-19 pandemic; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. Further information regarding the risks, uncertainties and other factors relating the Plan, the expected net proceeds from the sale of assets, and expected proceeds to be distributed to stockholders, are discussed under the section “Risk Factors” in the definitive proxy statement that has been filed with the SEC in connection with the Plan.

For additional information contact:

Dennard Lascar Investor Relations

Rick Black / Ken Dennard

LUB@dennardlascar.com